                                                                    EXHIBIT 12.1


                               AURORA FOODS INC.


          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                  (IN THOUSANDS OF DOLLARS EXCEPT RATIO DATA)


                                                                                                      PRO FORMA
                                                                                      PRO FORMA      THREE MONTHS
                                                                                      YEAR ENDED        ENDED
                                                                                     DECEMBER 31,     MARCH 31,
                                                                                         1996            1997
                                                                                    --------------  --------------
Company Pro Forma:
Earnings were calculated as follows:
  Income before taxes.............................................................    $   12,389      $    5,144
  Add: Fixed charges..............................................................        27,863           6,965
                                                                                    --------------  --------------
  Earnings........................................................................    $   40,252      $   12,109
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Fixed charges were calculated as follows:
  Interest expense(a).............................................................    $   27,818      $    6,954
  Portion of rentals attributable to interest.....................................            45              11
                                                                                    --------------  --------------
  Fixed charges...................................................................    $   27,863      $    6,965
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Ratio of earnings to fixed charges................................................           1.4             1.7
                                                                                    --------------  --------------
                                                                                    --------------  --------------


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(a) Interest expense includes commitment fee on revolving facility and amortization of debt issuance costs.